UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 23, 2013

UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 23, 2013, Glenn S. White, President of the Atlanta Region of United Community Banks, Inc. (the “Company”), retired from such position and will take on a more limited role within the Company’s management.  As of Mr. White’s retirement as President of the Atlanta Region on January 23, 2013, his new position with the Company will be to assist the Company’s management with evaluating and identifying potential business opportunities and other special projects.  The Company made other organizational changes at the time of Mr. White’s retirement from his executive position and will not appoint a replacement for that position.  Mr. White will also continue to serve on the board of one of the Company’s community banks, United Community Bank – Gwinnett.

In connection with Mr. White’s retirement and new position with the Company, his employment agreement with the Company and its wholly-owned subsidiary, United Community Bank, was amended as of January 23, 2013 to, among other things, change his position and title, revise the term of the agreement to end on December 31, 2015, and reduce his base salary commensurate with his new responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

	By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

Date: January 24, 2013